Exhibit 99.1

Independent Auditors' Report
The Board of Directors
Appro International, Inc.:
We have audited the accompanying consolidated balance sheets of Appro International, Inc. and subsidiary (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Appro International, Inc. and subsidiary as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California
September 12, 2012

Appro International, Inc. and Subsidiary
Consolidated Balance Sheets
December 31, 2010 and 2011

	2010	2011
ASSETS
Current Assets
Cash	$1,528,762	$657,559
Accounts receivable, net	4,686,998	11,839,015
Inventories	4,737,422	9,244,817
Deferred costs	—	7,169,507
Deferred tax assets	1,327,000	1,036,000
Prepaid expenses and other current assets	623,938	760,126
Total current assets	12,904,120	30,707,024

Investments
Property & equipment, net	198,449	405,924
Deferred tax assets	721,000	2,252,000
Other assets, net	154,048	160,577
TOTAL ASSETS	$13,977,617	$33,525,525

LIABILITIES
Current Liabilities
Accounts payable	$5,945,100	$8,043,137
Advance from customer	—	5,043,439
Accrued expenses and other current liabilities	713,598	851,710
Warranty liability	163,029	199,937
Deferred revenue	929,207	8,691,180
Bank line of credit	1,450,000	6,705,240
Total Current Liabilities	9,200,934	29,534,643

Warranty liability	58,121	100,667
Deferred revenue	1,311,070	1,624,942
Other liabilities	126,046	256,332
TOTAL LIABILITIES	10,696,171	31,516,584

STOCKHOLDERS' EQUITY
Preferred stock. Authorized 1,982,360 shares; Series A convertible preferred stock 732,360 shares designated; issued and outstanding 625,000 shares, liquidation preference of $2,500,000	2,400,000	2,400,000
Common stock. Authorized 11,500,000 shares; issued and outstanding 5,757,500 shares	2,437,088	2,651,552
Accumulated deficit	(1,555,642)	(3,042,611)
Total stockholders' equity	3,281,446	2,008,941

Commitments and contingencies

TOTAL LIAB. & STOCKHOLDERS' EQUITY	$13,977,617	$33,525,525
See accompanying notes to consolidated financial statements.

Appro International, Inc. and Subsidiary
Consolidated Statements of Operations
Years ended December 31, 2009, 2010 and 2011

	2009	2010	2011
Sales	$39,839,055	$46,249,646	$55,362,652
Cost of sales	32,331,434	37,273,367	45,771,960
Gross Profit	7,507,621	8,976,279	9,590,692

Operating expenses:	9,471,289	9,458,907	12,104,142

Operating loss	(1,963,668)	(482,628)	(2,513,450)

Other income (expense):
Interest expense, net	(80,071)	(128,875)	(283,655)
Other income (expense), net	(119,917)	9,459	75,136
Total other income (expense), net	(199,988)	(119,416)	(208,519)

Loss before income taxes	(2,163,656)	(602,044)	(2,721,969)

Income tax benefit	860,000	247,000	1,235,000

Net loss	$(1,303,656)	$(355,044)	$(1,486,969)

See accompanying notes to consolidated financial statements.

Appro International, Inc. and Subsidiary
Consolidated Statements of Stockholders' Equity
Years ended December 31, 2009, 2010 and 2011

						Total
	Series A preferred		Common stock		Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Deficit	Equity

Balance at January 1, 2009	625,000	$2,400,000	5,757,500	$2,146,999	$103,058	$4,650,057
Stock-based compensation	—	—	—	142,749	—	142,749
Net loss	—	—	—		(1,303,656)	(1,303,656)
Balance at December 31, 2009	625,000	$2,400,000	5,757,500	$2,289,748	$(1,200,598)	$3,489,150
Stock-based compensation	—	—	—	147,340	—	147,340
Net loss	—	—	—	—	(355,044)	(355,044)
Balance at December 31, 2010	625,000	$2,400,000	5,757,500	$2,437,088	$(1,555,642)	$3,281,446
Stock-based compensation	—	—	—	214,464	—	214,464
Net loss	—	—	—	—	(1,486,969)	(1,486,969)
Balance at December 31, 2011	625,000	$2,400,000	5,757,500	$2,651,552	$(3,042,611)	$2,008,941

See accompanying notes to consolidated financial statements.

Appro International, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years ended December 31, 2009, 2010 and 2011

	2009	2010	2011
Cash flows from operating activities:
Net loss	$(1,303,656)	$(355,044)	$(1,486,969)
Adjustments to reconcile net loss to net cash (used in) provided by
Depreciation and amortization	974,437	147,983	129,126
Provision for doubtful accounts	(63,695)	156,935	78,777
Loss for inventory obsolescence	179,480	719,202	186,199
Provision for warranty reserve	245,356	194,173	283,629
Impairment loss on long-lived assets	503,741	—	—
Stock-based compensation	142,749	147,340	214,464
Deferred income tax benefit	(762,000)	(263,000)	(1,240,000)
Changes in operating assets and liabilities:
Accounts Receivable	(4,682,089)	537,060	(7,250,960)
Inventory	(1,306,957)	(1,551,677)	(4,696,921)
Receivable from related party	428,247	—	—
Deferred costs	1,036,576	90,000	(7,169,507)
Prepaid expenses and other current liabilities	(92,619)	312,673	(136,997)
Other assets	(13,788)	(5,593)	(9,332)
Accounts payable	2,593,847	707,537	2,099,298
Advance from customer	—	—	5,043,439
Accrued expenses and other current liabilities	(34,485)	147,051	140,101
Warranty liability	(416,534)	(309,452)	(204,175)
Deferred revenue	(682,999)	321,721	8,075,845
Other liabilities	3,499	25,839	132,493
Net cash (used in) provided by operating activities	(3,250,890)	1,022,748	(5,811,490)
Cash flows from investing activities:
Purchases of PP&E	(147,485)	(28,912)	(336,601)
Net cash (used in) provided by investing activities	(147,485)	(28,912)	(336,601)
Cash flows from financing activities:
Principal payments on notes payable	(167,519)	(204,059)	—
Net increase (decrease) in bank lines of credit	1,100,000	350,000	5,255,240
Net cash (used in) provided by financing activities	932,481	145,941	5,255,240
Effect of exchange rate changes on cash	—	25,218	21,648
Net increase (decrease) in cash	(2,465,894)	1,164,995	(871,203)
Cash at beginning of year	2,829,661	363,767	1,528,762
Cash at end of year	$363,767	$1,528,762	$657,559

Supplemental disclosures of cash flow information:
Cash paid for income taxes	91,468	67,285	10,000
Cash paid for interest	99,367	118,341	283,210
Supplemental disclosures of noncash activities:
Reclassification of equipment to inventories	(150,269)	—	—
Reclassification of equipment to other current assets (Note 5)	(107,500)	—	—

See accompanying notes to consolidated financial statements.

APPRO INTERNATIONAL, INC.
AND SUBSIDIARY
Notes to Consolidated Financial Statements

(1)	Organization and Line of Business
Appro International, Inc. (the Company or Appro) was incorporated in California in May 1991. The Company is in the business of designing and providing high‑performance cluster supercomputing solutions for commercial enterprises in the oil and gas, financial services, manufacturing, as well as government research fields and universities. In October 2008, the Company invested $1,000,000 to establish Appro Korea, Inc. (the Subsidiary or Appro Korea) in South Korea as a wholly owned subsidiary of the Company. The Subsidiary is mainly engaged in engineering, research, and development activities.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and the Subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements. Significant items subject to such estimates and assumptions include the valuation of inventory, property and equipment, warranty reserve, share‑based compensation, and deferred tax assets, and other contingencies.

(c)	Accounts Receivable
Accounts receivable consist primarily of amounts due from customers for the sale of the Company's products and are reported at net realizable value. The allowance for doubtful accounts is based on the best estimate of the amount of probable credit losses in existing accounts receivable. The Company reviews the allowance for doubtful accounts quarterly. Past‑due balances of 90 days and over are reviewed individually for collection. Account balances are charged off against the allowance for doubtful accounts when management believes it is probable the receivable will not be recovered.

(d)	Inventories
Inventories are goods held for sale in the normal course of business. Inventories are stated at the lower of cost (determined under the first‑in, first‑out method) or market. The inventory balance is segregated among raw materials, work in process (WIP), and finished goods. Raw materials are low‑level components, which are purchased from vendors; WIP is partially assembled products. Consideration is given to inventory shipped and received near the end of a period, and the transaction is recorded when transfer of title occurs. Management regularly evaluates inventory for obsolescence and adjusts inventories to estimated net realizable value based on inventory that is obsolete or in excess of current demand. During 2011 and 2010, the Company wrote down its inventories for their obsolescence in the amount of $186,199 and $309,708, respectively.

(e)	Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for additions and major improvements are capitalized; maintenance and repairs are expensed as incurred. Depreciation of property and equipment is computed using the straight‑line method over the estimated useful lives of the assets, generally four to seven years for equipment and furniture and fixtures, three years for computer hardware, and one year for engineering computer parts. Leasehold improvements are amortized over the shorter of the lease term or the remaining useful economic life. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is credited or charged to income.

(f)	Intangible Assets
Intangible assets consist of purchased intellectual properties. The intangible assets are included in other assets and are being amortized on a straight‑line basis over five years. All changes in intangible assets during the years ended December 31, 2010 and 2009 resulted from amortization expense. Amortization expense was $24,358 and $106,433 for the years ended December 31, 2010 and 2009, respectively. As of December 31, 2010, all intangible assets were fully amortized.

(g)	Impairment of Long‑Lived Assets
In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company evaluates the carrying value of long‑lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. This evaluation is performed based on the estimated undiscounted future cash flows from operating activities compared with the carrying value of the related asset. If the undiscounted future cash flows are less than the carrying value, an impairment loss is recognized, as measured by the difference between the carrying value and the estimated fair value of the assets determined using the best information available. Based on the impairment analysis in 2011 and 2010, no impairment loss was recognized. In 2009, the Company recognized an impairment loss of $503,741 on certain equipment due to the unforeseeable market demand in near future (note 5).

(h)	Warranty
The Company provides standard warranties with the sale of products, generally for up to two years from the date of shipment. The Company quantifies and records an estimate for warranty‑related costs based on the Company's actual history, projected returns and failure rates, and current repair costs. A summary of changes in the Company's accrued warranty liability is as follows:

	2009	2010	2011
Warranty liability at beginning of the period	$507,607	$336,429	$221,150
Accruals for warranty during the period	245,356	194,173	283,629
Warranty utilization	(416,534)	(309,452)	(204,175)
Warranty liability at end of the period	$336,429	$221,150	$300,604

(i)	Revenue Recognition
The Company recognizes revenue when persuasive evidence of sales arrangement exists, delivery has occurred or services have been rendered, the buyer's price is fixed or determinable, and collectibility is reasonably assured.
Occasionally, the Company enters into agreements to provide multiple deliverables, generally for large‑scale hardware solutions including hardware, installation services, and support and maintenance. The Company allocates fees attributable to each element into units of accounting in accordance with FASB ASC Subtopic 605‑25, Revenue Recognition - Multiple‑Element Arrangements, to the extent that separability criteria are met, there is stand‑alone value for the delivered elements and reliable and objective evidence of the fair value (third‑party selling price) of undelivered elements exists. Using these criteria, hardware and installation services are treated as one unit of accounting and recognized upon customer acceptance of the related deliverable. Support and maintenance are considered a separate unit of accounting and deferred based upon their fair value and recognized ratably over the support period. There was $10,316,122 and $2,240,277 of revenue deferred as of December 31, 2011 and 2010, respectively, for such projects that had not been completed and accepted. Of the deferred revenue, $2,398,353 and $2,240,277 was attributable to maintenance and support as of December 31, 2011 and 2010, respectively. The costs of hardware and installation services are recognized upon revenue recognition. The cost of support and maintenance is recognized ratably over the supporting period.

(j)	Stock‑Based Compensation
The Company has stock option plans under which incentive and nonqualified stock options are granted primarily to employees. The Company has applied FASB ASC Topic 718, Compensation - Stock Compensation, which requires measurement of the cost of employee services received in exchange for all equity awards granted based on the fair market value of the award on the grant date. Under this standard, the fair value of each employee stock option is estimated using an option pricing model. The Company utilizes the Black‑Scholes option pricing model to estimate the fair value of its stock‑based compensation expense. The model requires management to make a number of assumptions including fair value of the Company's shares, expected volatility, expected life, risk‑free interest rate, and expected dividends.
Stock‑based compensation expense recognized in the Company's consolidated financial statements is based on awards that are expected to vest. These expense amounts have been reduced by using an estimated forfeiture rate. Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company evaluates the assumptions used to value stock awards when such awards are granted and evaluates forfeiture rate estimates on an annual basis.

(k)	Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Interest and penalty relating to income tax positions, if any, are recorded in interest expense and operating expenses, respectively.

(l)	Research and Product Development
Research and product development costs are expensed as incurred.

(m)	Advertising Expense
The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2011, 2010 and 2009 was $203,880, $253,890 and $219,652, respectively.

(n)	Concentrations
Financial instruments subjecting the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash with major financial institutions. At times, such balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits. However, the Company does not anticipate any loss on excess deposits. The Company's accounts receivable are derived from revenue earned from customers located primarily in the United States. The Company extends differing levels of credit to customers and generally does not require collateral. The Company currently relies on a limited number of suppliers to manufacture its products and does not have long‑term contracts with any of these suppliers.

(3)	Accounts Receivable, Net
Accounts receivable consist of the following as of December 31:

	2010	2011
Accounts receivable	$4,835,881	$11,864,435
Allowance for doubtful accounts	(148,883)	(25,420)
Accounts receivable, net	$4,686,998	$11,839,015

(4)	Inventories
Inventories consist of the following as of December 31:

	2010	2011
Finished goods	$1,489,850	$2,133,461
Work in process	378,016	4,232,926
Raw materials	2,869,556	2,878,430
Inventories	$4,737,422	$9,244,817

(5)	Property and Equipment, Net
Property and equipment consist of the following as of December 31:

	2010	2011
Equipment	$261,654	$563,924
Furniture and fixtures	83,597	83,597
Computers and computer parts	282,304	316,635
Leasehold improvements	2,988	2,988
Less accumulated depreciation and amortization	(432,094)	(561,220)
Property and equipment, net	$198,449	$405,924
Depreciation expense from the Company's property and equipment was $129,126, $123,625 and $868,004 for the years ended December 31, 2011, 2010 and 2009, respectively.
Based on the annual impairment analysis performed in 2009, the Company recognized an impairment loss of $503,741 on certain equipment. The loss was based on the fair value of the equipment, which was offer price from a prospective buyer. The Company reclassified the equipment into current asset in the amount of $107,500, net of accumulated depreciation of approximately $2,253,000 as it was available for sale as of December 31, 2009. The equipment was sold to an unrelated party at the offered price in May 2010. There was no impairment of property and equipment during 2010 and 2011.

(6)	Income Taxes
Income tax benefit (expense) for the years ended December 31, 2009, 2010, and 2011 consisted of the following:

	2009
	Current	Deferred	Total
Federal	$68,000	$635,000	$703,000
State	30,000	127,000	157,000
Total	$98,000	$762,000	$860,000

	2010
	Current	Deferred	Total
Federal	$(6,000)	$169,000	$163,000
State	(10,000)	94,000	84,000
Total	$(16,000)	$263,000	$247,000

	2011
	Current	Deferred	Total
Federal	$(1,000)	$871,000	$870,000
State	(4,000)	369,000	365,000
Total	$(5,000)	$1,240,000	$1,235,000
The net effective income tax rate differed from the federal statutory income tax rate as follows:

	2009	2010	2011
Statutory federal income tax rate	$34.0%	$34.0%	$34.0%
State income tax rate, net of federal benefit	4.8%	9.2%	8.9%
R&D credit	2.4%	7.9%	4.6%
Stock-based compensation	(1.3)%	(4.9)%	(1.9)%
Meals and entertainment	(0.5)%	(2.5)%	(0.6)%
Others	0.4%	(2.7)%	0.5%
Total	$39.8%	$41.0%	$45.5%

The primary components of temporary differences that gave rise to deferred taxes were as follows:

	2010	2011
Deferred tax assets:
Net operating loss carryforwards	$150,000	$850,000
Inventory obsolescence	487,000	561,000
Inventory capitalization	112,000	252,000
Allowance for doubtful accounts	57,000	29,000
R&D tax credits	495,000	713,000
Accrued expenses and other liabilities	173,000	192,000
Sale of extended warranties	467,000	508,000
Depreciation and amortization	39,000	92,000
Other deferred tax assets	68,000	91,000
Net deferred tax assets	$2,048,000	$3,288,000
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers historical operating results, the projected future taxable income, and tax planning strategies in making this assessment. Based upon such consideration, a valuation allowance against deferred tax assets at December 31, 2011 and 2010 was not considered necessary because it is more likely than not the deferred tax asset will be fully realized.
At December 31, 2011, the Company had net operating loss carryforwards of approximately $1,900,000 for federal income tax purposes to offset future federal taxable income, if any, through 2032. At December 31, 2011, the Company had net operating loss carryforwards of approximately $3,500,000 for state income tax purposes to offset future state taxable income, if any, through 2032.
For years before 2007, the Company is no longer subject to U.S. federal or state income tax examinations.
The Company has unrecognized tax benefits totaling approximately $192,000 as of December 31, 2011, which was accounted for in the balance of the income tax payable and deferred tax accounts. There was no change in balances from the prior year.

(7)	Bank Lines of Credit
Bank lines of credit at December 31 are summarized as follows:

	2010	2011
Line of credit with a maximum amount of $4,000,000, bearing interest at Wall Street Journal Prime Rate plus 1.25% with floor rate of 5.75% (5.75% at December 31, 2011), maturing in January 2013, collateralized by the Company’s accounts receivable and inventories, guaranteed by the Company’s Chief Executive Officer (CEO). Borrowings may be withdrawn against 80% eligible accounts receivable plus 35% of eligible inventories aged within 365 days, capped at $2,000,000	1,450,000	$3,210,240
Line of credit with a maximum amount of $4,500,000, bearing interest at Wall Street Journal Prime Rate plus 2.00% with floor rate of 6.50% (6.50% at December 31, 2011), maturing in January 2013, guaranteed by the Company’s CEO. Borrowings may be withdrawn against various percentages of purchase orders from certain customers	—	3,495,000
	1,450,000	$6,705,240
As of and during the year ended December 31, 2011, the Company violated certain financial covenants. However, the Company subsequently obtained waivers from the lender for the covenant violations. Effective as of March 5, 2012, the line of credit agreements were renewed with no significant change in the key terms of the loans. The line of credit agreements mature in January 2013.

(8)	Commitments and Contingencies

(a)	Operating Leases
The Company leases its Milpitas facilities and Houston office under noncancelable operating lease agreements that expire through March 2013. Rent expense for the years ended December 31, 2011, 2010 and 2009 was approximately $234,000, $381,000 and $409,000, respectively.
The following is a schedule of the future minimum payments for operating leases with remaining terms in excess of one year as of December 31, 2011:

Operating leases
Year ending December 31:
2012	$290,626
2013	14,859
Total minimum lease payments	$305,485

(b)	Other Contingencies
From time to time, the Company may become involved in legal proceedings and claims, which arise in the normal course of business. Management does not believe that the outcome of outstanding matters will have a material effect on the Company's consolidated financial statements.

(9)	Stockholders' Equity

(a)	Convertible Series A Preferred Stock
The Company has authorized 1,982,360 shares of preferred stock, of which 732,360 shares were designated as Series A preferred stock (the Series A Preferred).
Significant terms of the Series A Preferred are as follows:

•	Each share of Series A Preferred is convertible, at the option of the holder, at any time after the date of issuance, into shares of common stock on a one‑for‑one basis, subject to adjustment in certain instances, at the option of the stockholder. The Series A Preferred are convertible at $4.00 per share, subject to adjustment. Such shares will be converted automatically upon the sale of the Company's common stock pursuant to a Registration Statement under the Securities Act of 1933 meeting certain criteria or the affirmative vote of the stockholders of a majority of shares of preferred stock outstanding at the time of such vote.

•	Each share of convertible preferred stock has voting rights equivalent to the number of shares of common stock into which it is convertible.

•
Stockholders are entitled to noncumulative dividends as declared by the board of directors out of any assets legally available prior to, and in preference to, any declaration or payment of any dividend on the common stock. The dividend rate for the Series A Preferred per share per annum is $0.20. No dividends have been declared as of December 31, 2011 and 2010.

•
In the event of any voluntary or involuntary liquidation, dissolution, or winding‑up of the affairs of the Company, each stockholder of a share of Series A Preferred shall be entitled to receive, prior to, and in preference to, any distribution of any of the assets or property of the Company to the stockholders of the common stock, by reason of their ownership thereof, an amount per share equal to $4.00 for each outstanding share of Series A Preferred plus all declared and unpaid dividends with respect to such shares. If the assets or property to be distributed are insufficient to permit the payment to holders of the Series A Preferred of their full preferential amount, the entire assets and property legally available for distribution shall be distributed ratably among the holders of Series A Preferred. After setting apart for payment to the holders of the Series A Preferred of the Series A liquidation preference and any other distribution that may be required with respect to the Series A Preferred, the remaining assets and funds of the Company legally available for distribution, if any, shall be distributed ratably to the then holders of outstanding shares of common stock.

(b)	Warrants
In November 2001, in connection with the renegotiation of its lease, the Company issued a warrant to its landlord to purchase a variable number of Series B Preferred shares at a purchase price to be determined by certain elections under the lease restructuring agreement. In August of 2003, upon further restructuring of the Company's lease, the terms of the warrant were amended such that the purchase price and the number of shares subject to warrant were fixed at $3.92 and 107,360, respectively. The warrants, as amended, expired in November 2011.

(c)	Stock Options
The Company adopted a Stock Option Plan (the Plan) in 2000 for the grant of options to purchase shares of common stock to employees, consultants, and directors of the Company. Under the Plan, the Company can issue up to 2,000,000 shares of common stock. The options are based upon a vesting schedule structured by the board of directors, except that fifty percent (50%) of any exercisable or unvested portion of outstanding options will become exercisable and vested in the event of a change of control of the Company. Under the Plan, the exercise price for an incentive stock option and nonstatutory stock option will not be less than 100% and 85%, respectively, of the fair market value of the Company's common stock on the grant date as determined by the board of directors. Likewise, no option granted to a 10% owner optionee will have an exercise price per share less than 110%. Options expire as determined by the board of directors, but not more than 10 years after the grant date. No incentive stock option granted to a 10% owner optionee will be exercisable after the expiration of five years after the effective date of the grant. In addition, no option will become exercisable at a rate less than 20% per year over a period of five years from the effective date of grant, subject to the optionee's continued service.
As of December 31, 2011, there were 2,000,000 shares authorized under the Company's stock option plan, of which 289,006 shares were available under the current option plan for future grants.

Option activity under the Plan is summarized as follows:

	Number of shares	Exercise price per share	Weighted average exercise price	Average remaining contractual life (in years)

Outstanding at January 1, 2010	1,165,205	$—	1.00	6.06

Granted	494,119	1.06	1.06
Forfeited	(32,330)	0.40	0.40
Forfeited	(13,000)	1.79	1.79

Outstanding at December 31, 2010	1,613,994	—	1.02	6.53

Granted	134,000	1.06	1.06
Forfeited	(15,000)	0.40	0.40
Forfeited	(22,000)	1.06	1.06

Outstanding at December 31, 2011	1,710,994	—	1.03	5.81

The following table summarizes information with respect to stock options outstanding at December 31:

2010
Number outstanding	Weighted average remaining contractual life (in years)	Number exercisable	Exercise price
556,875	3.53	556,875	$0.40
118,000	5.02	118,000	0.90
445,000	7.02	338,098	1.79
494,119	9.84	6,319	1.06
1,613,994	6.53	1,019,292	1.02

2011
Number outstanding	Weighted average remaining contractual life (in years)	Number exercisable	Exercise price
541,875	2.53	541,875	$0.40
118,000	4.02	118,000	0.90
445,000	6.05	443,147	1.79
606,119	8.93	145,504	1.06
1,710,994	5.81	1,248,526	1.03

(d)	Stock-Based Compensation
During the years ended December 31, 2011 and 2010, the Company granted stock options to employees to purchase 134,000 and 494,119 shares of common stock, respectively, with a grant‑date fair value per option of $0.68 per share. Company did not grant any stock options in 2009. As of December 31, 2011 and 2010, there were total unrecognized compensation costs of $383,760 and $507,527, respectively, related to these stock options. These costs are expected to be recognized over a period of approximately four years.

The fair value of employee stock options was estimated using the following assumptions for the years ended December 31:

	2010	2011
Expected term (in years)	6.25	6.25
Expected volatility	71.0%	71.0%
Risk-free rate	1.4%	1.1%
Dividend yield	—	—
Forfeitures	10.0%	12.0%

The expected term of the options is based on the average period the stock options are expected to remain outstanding calculated as the midpoint of the options vesting term, and contractual expiration period, in accordance with the “Simplified Method” described in ASC Topic 718, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post‑vesting employment termination behavior. The expected stock price volatility assumptions for the Company's stock options for the years ended December 31, 2011 and 2010 were determined by examining the historical volatilities for industry peers, as the Company did not have any trading history for the Company's common stock. The risk‑free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company's stock options. The expected dividend assumption is based on the Company's history and expectation of dividend payouts. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

(10)	401(k) Plan
The Company has a 401(k) tax deferred savings plan under which eligible employees may elect to have a portion of their salary deferred and contributed to the plan. Employer matching contributions are determined by the board of directors and are discretionary. There were no employer matching contributions in 2011, 2010 and 2009.

(11)	Subsequent Events
The Company has evaluated subsequent events from the balance sheet date through September 12, 2012, the date at which the consolidated financial statements were available to be issued, and determined there are no other items to disclose.